As filed with the Securities and Exchange Commission on April 26, 2019.

Registration No. 333-228680

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAJESCO

(Exact name of registrant as specified in its charter)

California	7372	77-0309142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

412 Mount Kemble Ave., Suite 110C

Morristown, NJ 07960
(973) 461-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lori Stanley, Esq.
General Counsel, North America
Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
(973) 461-5200
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Valérie Demont, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
(212) 634-3040

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

On December 6, 2018, Majesco (the “Company”) filed a registration statement on Form S-1 (File No. 333-228680) (as amended, the “Registration Statement”) with respect to the registration of up to 6,408,739 shares of common stock, par value $0.002 per share (the “Common Stock”), for issuance to the holders of its securities in a rights offering (the “Rights Offering”). Following effectiveness of the Registration Statement, the Company closed the Rights Offering on February 25, 2019 and issued 6,123,463 shares of Common Stock to shareholders who exercised their subscription rights (including both basic and over-subscriptions) in the Rights Offering.

In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities remaining unsold at the termination of the Rights Offering, the Company, by filing this Post-Effective Amendment No. 1, hereby removes from the Registration Statement 285,276 shares of Common Stock that were registered and issuable but unsold in the Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Morristown, New Jersey on April 26, 2019. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements on Form S-1 in reliance upon Rule 478 under the Securities Act.

MAJESCO

Date: April 26, 2019	By:	/s/ Adam Elster
Name: Adam Elster Title: Chief Executive Officer